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EXHIBIT (j)(2)

                               CONSENT OF KPMG LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
BB&T Funds:

We consent to the use of our report dated December 12, 2006 with respect to the financial statements of the Sterling Capital Small Cap Value Fund, one of the funds constituting The Advisors' Inner Circle Fund as of October 31, 2006 incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                                           /s/ KPMG LLP

Philadelphia, Pennsylvania
February 28, 2007